                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-
    6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material under (S)240.14a-12


                           IMPCO TECHNOLOGIES, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22 (a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[_] Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                           IMPCO TECHNOLOGIES, INC.

                             ---------------------

                   Notice of Annual Meeting of Stockholders
                        To Be Held on October 19, 2000

                             ---------------------

   IMPCO Technologies, Inc. (the "Company" or "IMPCO") will hold its Annual Meeting of Stockholders at the Hyatt Regency Hotel, 17900 Jamboree Blvd., Irvine, California, on Thursday, October 19, 2000 at 1:30 p.m. local time.

   We are holding this meeting:

  . To elect two members of the Board of Directors for terms of three years or until his successor is elected and qualified;

  . To consider and vote upon a proposal to approve the 2000 Incentive Stock
    Option Plan;

  . To consider and vote upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000;

  . To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants; and

  . To transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on September 15, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting for any purpose germane to the Annual Meeting, at the Company's office at 17872 Cartwright Road, Irvine, California, for a period of ten days prior to the Annual Meeting. The vote of each stockholder is important. Whether or not you plan to attend the Annual Meeting, you are requested to date and sign the enclosed proxy card and return it promptly.

                                          By Order of the Board of Directors,

                                          Dale L. Rasmussen
                                          Secretary

Cerritos, California
September 19, 2000

                            IMPCO TECHNOLOGIES, INC.
                              16804 Gridley Place
                           Cerritos, California 90703

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                         INFORMATION REGARDING PROXIES

   This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of IMPCO Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, October 19, 2000 at 1:30 p.m., local time, at the Hyatt Regency Hotel, 17900 Jamboree Blvd., Irvine, California, and at any adjournment thereof.

   These proxy materials are being mailed to stockholders commencing on or about September 19, 2000. Expenses of solicitation of proxies will be paid by the Company. Solicitation will be by mail. There may be telegraph, telephone or personal solicitations by directors, officers, and employees of the Company which will be made without paying them additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

   If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, it will be voted (i) for the election of all of the nominees for the Company's Board of Directors listed in this Proxy Statement, (ii) for approval of the 2000 Stock Incentive Option Plan, (iii) for approval of an amendment to the Certificate of Incorporation of the Company increasing the authorized Common Stock of the Company to 100,000,000 shares, and (iv) for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants. If other matters come before the Annual Meeting, it will be voted in accordance with the best judgment of the persons named as proxies in the enclosed proxy. Execution of the proxy will not in any way affect a stockholder's right to attend the Annual Meeting or prevent voting in person. A proxy may be revoked at any time by delivering written notice to the Secretary of the Company before it is voted.

   Only stockholders of record at the close of business on September 15, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of shares of Common Stock representing one-third of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. Broker "non-votes" are included in determining the number of shares voted on for the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors and will be the same effect as a vote against such proposal. However, broker non-votes will not be counted for the other proposals submitted to stockholders. Directors are elected by plurality of the votes of the shares of Common Stock represented and voted at the Annual Meeting and abstentions and broker non-votes will have no effect on the outcome of the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented and voted at the meeting is required for approval of Proposal II, Proposal III and Proposal IV.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes, with the three classes serving staggered three-year terms. The Directors elected at the Annual Meeting will be elected for three-year terms. Each Director will hold office until the first meeting of stockholders immediately following expiration of his term of office and until his successor is qualified and elected.

   Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

   Directors are elected by a plurality of the votes cast by the holders of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for or against the nominees and will be excluded from the vote. Consequently, any such non-voted shares will have no effect on the vote for the election of Directors.

                          Information About Directors
                           and Nominees for Election

   The names of the nominees and the other Directors, the year in which each first became a Director of the Company, their principal occupations and certain other information are as follows:

Nominees for Election to Term Continuing Until 2003

   Douglas W. Toms has been a Director since October 1980 and is the Chair of the Nominating Committee. He served as our President and Chief Executive Officer from October 1980 to April 1989. From April 1989 to March 1995, Mr. Toms was a consultant to American Honda Motor Company, Inc. Since March 1995, Mr. Toms has been self-employed as a contract engineer. Mr. Toms holds a B.S. degree from Central Michigan University in accounting/economics and a M.S. degree in traffic engineering from Michigan State University.

   J. David Power III was elected as a Director by the Board of Directors to fill a vacancy in August, 2000. He is the founder of J.D. Power and Associates where he has been Chairman since 1996. Mr. Power has previously worked with Ford Motor Company, General Motors Corporation, and J.I. Case Company.
Mr. Power was a recipient of the Automotive Hall of Fame's Distinguished Service Citation. Mr. Power graduated from the College of Holy Cross, has an M.B.A. from The Wharton School of Finance at the University of Pennsylvania, and holds honorary doctorate degrees from College of the Holy Cross, California Lutheran University, and California State University, Northridge.

   The Board of Directors recommends a vote "FOR" election of each of these nominees.

Directors Whose Terms Continue Until 2001

   Paul Mlotok has been a Director since April 1997. Since July 1990, he has been a Principal of Global Business Network, a consulting firm specializing in strategy development particularly in the energy and natural resources industries. From 1989 to 1995, he was a Principal and analyst at Morgan Stanley & Co. Mr. Mlotok has a B.A. degree in economics from Cornell University and a Ph.D. degree in economics from Brown University.

   Ulrich Ruetz has been a Director since October 1998. He has been the Chairman and Chief Executive Officer of BERU AG since 1997 and Managing Director of BERU AG and its predecessors since 1983. BERU AG, headquartered in Ludwigsburg, Germany, manufactures and markets worldwide cold-start systems for diesel engines and ignition systems for gasoline engines used in automotive vehicles and stationary engines. Mr. Ruetz holds a B.Sc. degree in mechanical engineering from Polytechnikum Friedberg.

   Robert M. Stemmler has been our President and Chief Executive Officer since May 1993. He has also been a Director since May 1993, and the Chairman of our Board of Directors since June 1998. From December 1992 until July 1993, Mr. Stemmler was a full time consultant for IMPCO. He was also the General Manager of IMPCO Technologies, Inc. from 1982 to 1985 and has held various management and executive positions throughout his career at Celanese Corp (now Hoechst-Celanese), A.J. Industries and Sargent Fletcher Company. Mr. Stemmler is a director of Pacific Aerospace & Electronics, Inc., an international manufacturer of aerospace and electronic components. He holds an M.B.A. degree from Seton Hall University and a B.S. degree in mechanical engineering from Washington University.

Directors Whose Terms Continue Until 2002

   Norman L. Bryan has been a Director since November 1993 and is Chair of the Audit Committee. He has been a consultant since 1995. Mr. Bryan has been employed as the Senior Vice President of Sales and Marketing of EIT, Inc., an electric meter manufacturing company, since 1998. Prior to retiring in 1994 from Pacific Gas and Electric Company, he was Vice President, Marketing from February 1993 until December 1994, and was Vice President, Clean Air Vehicles from February 1991 to February 1993. Mr. Bryan holds a M.A. degree in business from Stanford University and a B.S.M.E. degree in mechanical engineering from California State University in San Jose.

   Don J. Simplot has been a Director since May 1978 and is Chair of the Compensation Committee. He is the President of Simplot Industries, Inc., which is engaged in agricultural enterprises, and a Director member of the office of the chair of J.R. Simplot Company, which is also engaged in agricultural enterprises. Mr. Simplot is a director of Micron Technology, Inc., a designer and manufacturer of semiconductor memory components primarily used in various computer applications.

Meetings of the Board of Directors and Committees

   During the fiscal year ended April 30, 2000, there were seven meetings of the Board of Directors. Each Director attended at least 75% of the total number of meetings of the Board of Directors and committees on which the Director served.

   Current members of the Audit Committee are Norman L. Bryan, Chair, Paul Mlotok and Douglas W. Toms. The Audit Committee reviews with the Company's independent auditors the scope, results and costs of the annual audit and the Company's accounting policies and financial reporting. The Audit Committee met two times during the fiscal year ended April 30, 2000.

   Current members of the Compensation Committee are Don J. Simplot, Chair, J. David Power and Ulrich Ruetz. The function of the Compensation Committee is to consider and propose executive compensation policies and submit to the Board of Directors reports recommending compensation to be paid to the Company's executive officers. The Compensation Committee met one time during the fiscal year ended April 30, 2000.

   Current members of the Nominating Committee are Douglas W. Toms, Chair, J. David Power and Don J. Simplot. The Nominating Committee is responsible for recruiting and recommending candidates for membership on the Board of Directors. For information about suggesting candidates for consideration as nominees for election to the Board of Directors, see "Proposals of Stockholders." The Nominating Committee met one time during the fiscal year ended April 30, 2000.

Compensation of Directors

   Each Director who is not an employee of the Company is paid an attendance fee of $1,000, plus out-of-pocket expenses, for each board or committee meeting attended. In addition, the Chairs of the Audit, Compensation and Nominating Committees are paid an annual fee of $3,000.

   As of July 31, 2000, a total of 150,000 options were held by our current Directors under the 1993 Stock Option Plan for Nonemployee Directors, of which 130,000 are vested and are held by Messrs. Bryan, Mlotok, Ruetz, Simplot and Toms. A total of 60,000 options were available for future grants as of July 31, 2000. Option exercise prices are the higher of (i) the average market value of the stock for the 15 trading days following the date of grant and (ii) the market value on the fifteenth trading day following the date of grant. Options are not assignable and vest cumulatively at the rate of 25.0% annually, beginning on the first anniversary date of grant. However, if a Director dies, becomes disabled or retires at age 62 or later, then options vest at the rate of 25.0% for each full calendar year in which the optionee served as one of our Directors. Options must be exercised while serving as a Director or within three months following termination as Director, unless termination results from death or disability, in which case options may be exercised during the one-year period following termination. In no event may options be exercised more than ten years after date of grant.

Compensation Committee Interlocks and Insider Participation

   During fiscal year 2000, the Compensation Committee consisted of Mr. Simplot, Mr. Mlotok and Mr. Ruetz. None of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Directors who serve as executive officers of such entities.

                               VOTING SECURITIES

   The only class of stock entitled to vote at the Annual Meeting is the Company's Common Stock. At the close of business on July 31, 2000, there were 10,268,805 shares of Common Stock outstanding and entitled to vote at the Annual Meeting (not including treasury shares or shares issuable upon exercise of options), and the holders of those shares will be entitled to one vote per share.

             OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of July 31, 2000 by:

  . each person who is the beneficial owner of more than 5% of the Company's capital stock;

  .  each of the Company's Directors;

  . the Company's chief executive officer and the Company's four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the last fiscal year (the "Named Executive Officers");

  .  all of the Company's executive officers and Directors as a group.

   Except as otherwise indicated, all of the shares indicated in the table are shares of Common Stock and each beneficial owner has sole voting and investment power with respect to the shares set forth opposite its name. This percentage ownership included in the following is based on 10,268,805 shares of common stock outstanding as of July 31, 2000.

                                                        Shares Beneficially
                                                               Owned
                                                    ---------------------------
   Name of Beneficial Owner                            Number         Percent
   ------------------------                         ------------     ----------
   Norman L. Bryan.................................       31,000(1)        *
   Donald L. Dominic...............................       35,943(2)        *
   Dennis D. Hartman...............................       21,028(3)        *
   Syed Hussain....................................       40,600(4)        *
   Paul Mlotok.....................................       15,000(5)        *
   J. David Power III..............................            0           *
   Dale L. Rasmussen...............................      131,362(6)       1.3%
   Ulrich Ruetz....................................    1,235,614(7)      12.0
   Don J. Simplot..................................      295,933(8)       2.9
   Robert M. Stemmler..............................      296,615(9)       2.8
   Douglas W. Toms.................................      288,637(10)      2.8
   Kern Capital Management, LLC(11)................    1,219,300         11.9
   Questor Partners Fund, L.P......................    1,115,326(12)     10.9
   BERU Aktiengesellschaft(13).....................    1,230,614        12.0
   All executive officers and directors as a
    group(12 persons)(14)..........................    2,407,732         22.8

--------

  *  Less than 1% of the outstanding common stock.

 (1) Includes 30,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

 (2) Includes 35,943 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

 (3) Includes 18,028 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

 (4) Includes 40,600 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

 (5) Includes 15,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

 (6) Includes 44,700 shares subject to options issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

 (7) Shares voting and investment power with respect to 1,230,614 shares owned by BERU AG. Includes 5,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000. The address for Mr. Ruetz is c/o BERU Aktiengesellschaft, Moerikestrasce 155, Ludwigsburg, Germany.

 (8) Includes 30,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

 (9) Includes 291,496 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

(10) Includes 50,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

(11) The address of Kern Capital Management LLC is 114 West 47th Street, Suite 1926, New York, New York 10036.

(12) Represents 1,040,594 shares owned by Questor Partners Fund, L.P. and 74,732 shares owned by Questor Side-by-Side Partners, L.P. In March 2000, the two Questor partnerships entered into an agreement that, without the consent of FleetBoston Robertson Stephens, Inc., the partnerships will not sell any of their remaining shares before the expiration of 135 days after the completion of an offering of common stock in a registration statement on Form S-3 dated July 14, 2000. After the thirtieth day following the effective date of such registration statement, the Questor partnerships may require us to register some or all of their remaining shares on a separate registration statement. Sales under this separate registration statement could begin to occur after completion of the 135 day period or at a later time, if the Questor partnerships defer their request to a later date. The address of Questor Partners Fund, L.P. and Questor Side-by-Side Partners, L.P. is 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810.

(13) The address of BERU Aktiengesellschaft is Moerikestrasce 155, Ludwigsburg, Germany.

(14) Includes 576,766 shares issuable upon exercise of outstanding options that are exercisable within 60 days after July 31, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during fiscal year 2000 all executive officers, Directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements, except that Mr. Toms filed one late Form 4 report relating to a sale transaction.

                                   MANAGEMENT

   The following are the executive officers of the Company. Executive officers are elected by the Board of Directors. For information concerning Common Stock beneficially owned by the executive officers, see "Ownership of Certain Beneficial Owners and Management."

Directors and Executive Officers

   The names, ages and positions of our current Directors and executive officers as of September 19, 2000 are as follows:

   Name                               Age   Position
   ----                               ---   --------
   Robert M. Stemmler (4)...........   64   Chairman of the Board of Directors, President and
                                            Chief Executive Officer
   Dale L. Rasmussen................   50   Senior Vice President and Secretary
   Syed Hussain.....................   47   Vice President of Technology and Automotive OEM
                                            Division
   Dennis D. Hartman................   58   Vice President of the Gaseous Fuel Products Division
   Donald L. Dominic................   59   Vice President and General Counsel
   William B. Olson.................   37   Treasurer and Chief Financial Officer
   Norman L. Bryan (1)(4)...........   59   Director
   Paul Mlotok (1)(4)...............   55   Director
   J. David Power (2)(3)(4).........   69   Director
   Ulrich Ruetz (2)(4) .............   60   Director
   Don J. Simplot (2)(3)(4).........   65   Director
   Douglas W. Toms (1)(3)(4)........   70   Director

--------


(1)  Member of the Audit Committee

(2)  Member of the Compensation Committee

(3)  Member of the Nominating Committee

(4) See biography under "Proposal I--Election of Directors--Information About Directors and Nominees for Election."

   Dale L. Rasmussen has been our Senior Vice President and Secretary since June 1989. He joined IMPCO in April 1984 as Vice President of Finance and Administration and Corporate Secretary. Prior to joining IMPCO, Mr. Rasmussen was a commercial banker for 12 years at banks that were acquired by Key Bank and U.S. Bank. Mr. Rasmussen is a director of Pacific Aerospace & Electronics, Inc., an international manufacturer of aerospace and electronic components. He received his B.A. degree in Business Administration and Economics from Western Washington University and is a graduate of the Pacific Coast Banking School.

   Syed Hussain has been our Vice President of Technology and Automotive OEM division since November 1996. Prior to joining IMPCO in 1992, Mr. Hussain worked for General Motors Saturn, Eaton and Bendix (Allied Signal). He has over 18 years of automotive experience in engines, emission controls, powertrain and related electronic and electromechanical devices. Mr. Hussain holds an M.S.E.E. degree from Illinois Institute of Technology in Chicago, Illinois and a B.S.E.E. degree from the University of Engineering and Technology in Pakistan.

   Dennis D. Hartman has been our Vice President and General Manager of IMPCO Technologies in charge of the Gaseous Fuel Products division since February 1999. From January 1996 until joining IMPCO in April 1997, Mr. Hartman was the Operating Manager and a director of Columbia River Homes of Astoria, Oregon, a manufacturer of modular homes. Prior to holding this position, Mr. Hartman was a Vice President of Nacco Material Handling, Inc., a manufacturer of lift trucks and worked for the Ford Motor Company in Dearborn, Michigan in finance. Mr. Hartman is a graduate of the University of California, Berkeley. He holds a M.B.A. degree in finance from that same institution.

   Donald L. Dominic has been our Vice President, General Counsel and Director of Human Resources since February 1999 and is also our Assistant Secretary. Prior to joining our company in 1994, Mr. Dominic held various management and technical positions with Honeywell, Hughes and Sargent-Fletcher Company.
Mr. Dominic holds a B.S.E.E. degree from the University of Illinois, a M.S.E.E. from West Coast University, a M.B.A. degree from the University of Southern California, and a J.D. degree from the University of La Verne.

   William B. Olson has been our Treasurer and Chief Financial Officer since July 1999. He originally joined IMPCO in 1994 and has held various financial positions with us, including serving as Corporate Controller. Prior to joining IMPCO, Mr. Olson was with the public accounting firm of Ernst & Young and its Kenneth Leventhal Group. Mr. Olson holds a B.S. degree in business and operations management from Western Illinois University and a M.B.A. degree in finance and economic policy from the University of Southern California.
Mr. Olson is a Certified Financial Manager and a Certified Management
Accountant.

Executive Compensation

   The following table sets forth all compensation paid or accrued during each of the Company's last three fiscal years to the Named Executive Officers.

                           Summary Compensation Table

                                                                   Long-Term
                                                                  Compensation
                                                               ------------------
                                          Annual Compensation      Securities      All Other
                                         ---------------------     Underlying     Compensation
   Name and Principal Position      Year Salary($)(1) Bonus($) Options/SARs(2)(#)     ($)
   ---------------------------      ---- ------------ -------- ------------------ ------------
   Robert M. Stemmler.............  2000   $308,233   $127,000          452         $39,164(3)
    President and Chief             1999    239,255    120,000          476          33,439
    Executive Officer               1998    229,673     96,000      200,129          25,631

   Dale L. Rasmussen..............  2000   $125,000    $33,000          452         $15,885(4)
    Senior Vice President           1999    103,885     22,000            0          15,763
    and Secretary                   1998     93,164     28,000       60,000          14,118

   Syed Hussain...................  2000   $203,846    $49,000       10,000         $12,198(5)
    Vice President of Technology    1999    159,615     27,000           --          12,261
    and Automotive OEM Division     1998    134,321     30,500      100,000          13,052

   Donald L. Dominic..............  2000   $120,000    $38,000          452         $44,525(6)
    Vice President                  1999    108,885     33,000          476          10,452
    and General Counsel             1998    127,507     32,000       40,545          11,347

   Dennis D. Hartman..............  2000   $170,000    $45,000       20,153         $19,131(7)
    Vice President of Gaseous Fuel  1999    120,769     37,000          112           1,575
    Products Division               1998    101,910     26,000       34,000           1,506

--------
(1) Includes amounts deferred by executive officers pursuant to the Employee Savings Plan and Deferred Compensation Plan.

(2) Includes options under Incentive Stock Option Plans.

(3) Includes a group term life insurance premium of $11,152, an automobile allowance of $12,000, a matching contribution of $4,512 pursuant to the Employee Savings Plan, and $11,500 of tax preparation and planning fees.

(4) Includes a group term life insurance premium of $1,170, a matching contribution of $2,715 pursuant to the Employee Savings Plan and an automobile allowance of $12,000.

(5) Includes a group term life insurance premium of $198 and an automobile allowance of $12,000.

(6) Includes a group term life insurance premium of $545, a matching contribution of $1,980 pursuant to the Employee Savings Plan, an automobile allowance of 12,000, and payments to a related party of $30,000.

(7) Includes a group term life insurance premium of $545, a matching contribution of $6,586 pursuant to the Employee Savings Plan and an automobile allowance of $12,000.

                     Option/Grants During Fiscal Year 2000

   The following table describes the options to acquire shares of our Common Stock that were granted to the Named Executive Officers in fiscal year 2000:

                                                                           Potential Realizable
                                                                             Value at Assumed
                             Number of    % of Total                       Annual Rates of Stock
                             Securities  Options/SARs Exercise            Price Appreciation for
                             Underlying   Granted to  or Base                 Option Term(2)
                            Options/SARs Employees in  Price   Expiration -----------------------
   Name                      Granted(1)  Fiscal Year   ($/Sh)     Date       5%($)      10%($)
   ----                     ------------ ------------ -------- ---------- ----------- -----------
   Robert M. Stemmler......       452          *      $13.813   01/03/10  $     3,926 $     9,950
   Dale L. Rasmussen.......       452          *       13.813   01/03/10        3,926       9,950
   Syed Hussain............    10,000(3)      9.5%     10.375   07/19/09       65,248     165,351
   Donald L. Dominic.......       452          *       13.813   01/03/10        3,926       9,950
   Dennis D. Hartman.......    20,000(4)     19.0%     10.375   07/19/09      130,496     330,702
                                  153(5)       *       13.813   01/03/10        1,329       3,368

--------
 *  Less than 1%
(1) Represents options granted to officers participating in the Deferred Compensation Plan. We matched 50% of each participant's annual deferred compensation contribution under the Deferred Compensation Plan and approximately 50% of our matching contribution is in the form of options under our 1996 and 1997 Incentive Stock Option Plans. Options are granted at the fair market value of our Common Stock on the date of grant and vest cumulatively at the rate of 40% after the first two years following the date of the grant and 20% each year thereafter so that the employee is 100% vested after five years. However, if employment terminates due to death or disability, retirement at or after age 62, or termination without cause, then options vest at the rate of 25% for each full calendar year of employment. Options may be exercised only while an optionee is employed by us, or within three months following termination of employment. If termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after date of grant.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

(3) Represents options issued to Mr. Hussain under the 1997 Incentive Stock Option Plan.

(4) Represents options issued to Mr. Hartman under the 1997 Incentive Stock Option Plan.

(5) Represents options issued to Mr. Hartman under the 1996 Incentive Stock Option Plan.

   Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
                                     Values

   The following table sets forth information concerning exercises of stock options during fiscal year 2000 and the value of unexercised options held by the Company's Named Executive Officers.

                                                   Number of Unexercised     Value of Unexercised
                              Shares             Options Shares Underlying  In-the-Money Options at
                            Acquired on  Value    at Fiscal Year-End (#)      Fiscal Year-End(2)
                             Exercise   Realized ------------------------- -------------------------
   Name                         (#)      ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
   ----                     ----------- -------- ----------- ------------- ----------- -------------
   Robert M. Stemmler......    3,800    $26,600    251,495      144,307    $2,998,918   $1,829,071
   Dale L. Rasmussen.......       --         --     32,200       40,252       412,970      507,740
   Syed Hussain............   23,400     86,775     20,600       77,400       259,522      955,512
   Donald L. Dominic.......       --         --     27,942       29,874       366,742      377,345
   Dennis D. Hartman.......       --         --     13,628       40,637       145,456      416,967

--------
(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on the date each option was exercised and the exercise price of the options.

(2) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on April 30, 2000 and the exercise price of the options.

Employment Agreements

   The Company entered into an Employment Agreement with Mr. Stemmler for a term of three consecutive 12-month periods commencing on April 1, 1999. It requires payment of an annual base salary of $300,000 during the first 12 months, $330,000 during the second 12 months and $360,000 during the third 12 months, and payment of incentive compensation under the Company's Bonus Incentive Plan unless the Board of Directors approves another cash bonus plan which supersedes the Bonus Incentive Plan. It also provides for certain benefits, including term life insurance of $750,000, disability insurance and a car allowance. The Employment Agreement is subject to termination events, which include Mr. Stemmler's resignation and the Company's right to terminate him. If terminated without cause, Mr. Stemmler is entitled to cash payments and benefits that he would have otherwise been entitled to during the 18 months following termination, and if termination is without cause following a change in ownership of the Company, Mr. Stemmler is entitled to such cash payments and benefits for 24 months following termination.

   The Company also entered into an Employment Agreement with its Chief Financial Officer, William B. Olson, on August 2, 1999 for a term of one year with an option to extend the agreement for an additional one year period. It requires payment of an annual base salary of $130,000 per year and a discretionary annual or periodic bonus. The Employment Agreement is subject to termination events, which include the Company's right to terminate Mr. Olson's employment. If terminated without cause, Mr. Olson is entitled to cash payments and benefits that he would have otherwise been entitled to during the 26 weeks following termination.

Compensation Committee Report on Executive Compensation

   The following report on executive compensation is furnished by the Board of Directors. In fiscal year 2000, as in prior years, the nonmanagement members of the Board of Directors determined the compensation to be paid to the Company's executive officers.

                         Fiscal Year 2000 Compensation

Compensation Philosophy

   Compensation of the executive officers is designed to link compensation directly to the Company's growth and financial performance. Compensation consists of base compensation, a Bonus Incentive Plan and options under the Incentive Stock Option Plans. The objective of these three elements, taken together, is to provide reasonable base compensation and to retain, recognize and reward superior performance. The compensation philosophy also ensures that the Company provides a comprehensive compensation package that is competitive in the marketplace.

Bonus Incentive Plan

   The Company has a Bonus Incentive Plan which includes a bonus incentive plan for the chief executive officer and a bonus incentive pool for the executive officers and staff. These bonus plans have two components: A "revenue portion" which is based upon the percentage increase of the Company's gross revenues to the extent gross revenues exceed 110% of the prior fiscal year gross revenues, and an "earnings before interest and taxes (EBIT) portion" which is based upon the incremental growth in EBIT over the prior fiscal year. The minimum bonus payable to the chief executive officer is 1.5% of the current fiscal year's EBIT and the maximum bonus is 75% of current salary. The minimum bonus pool for the other executive officers and staff is 4% of the current fiscal year's EBIT and the maximum bonus pool is 50% of their current aggregate salaries.

Deferred Compensation Plan

   The Board of Directors has adopted a Deferred Compensation Plan to provide a select group of highly compensated management employees and Directors with the opportunity to participate in a deferred compensation program. Under the Plan, participants may defer up to 100% of their base compensation and bonuses. The Company is required to make certain matching contributions, a portion of which is options to purchase the Company's Common Stock granted under the Incentive Stock Option Plans and another portion is shares of the Company's Common Stock, subject to vesting provisions. The options are granted on the first day of each calendar year and the exercise price is the closing price on the Nasdaq National Market on the first trading day of the calendar year. The Plan is not qualified under Section 401 of the Internal Revenue Code. The Company will pay participants upon retirement or termination of employment an amount equal to the amount of the deferred compensation plus investment returns and vested shares of the Company's Common Stock.

CEO Compensation

   Robert M. Stemmler has served as Chief Executive Officer pursuant to a three year Employment Agreement which commenced April 1, 1999. Pursuant to that Employment Agreement, he was paid a base salary at an annual rate of $300,000 in fiscal year 2000. In addition to the base salary, Mr. Stemmler was eligible for an annual cash bonus under the Bonus Incentive Plan. Mr. Stemmler's bonus for fiscal year 2000 was $127,000.

Other Executive Officers

   In reviewing and approving base salaries for the executive officers, the Compensation Committee relies on independent industry surveys to assess the Company's salary competitiveness and salary range for each position. Base salary is based upon individual performance, experience, competitive pay practices and level of responsibilities. Base salaries in fiscal year 2000 reflected the Committee's determination of compensation levels required to remain competitive, given each executive officer's performance, the Company's performance and the competitive environment for executive talent.

   The foregoing report was made by the members of the Compensation Committee as of February 9, 2000.

                                         Don J. Simplot, Chair
                                         Ulrich Ruetz
                                         Rawland F. Taplett

Options Granted by Certain Stockholders

   On June 5, 1998, Questor Partners Fund, L.P. and its affiliate, Questor Side-by-Side Partners, L.P. (together, "Questor"), purchased shares of the Company's Common Stock and 1993 Series 1 Preferred Stock from the estate and family of a deceased stockholder and on the same day granted options to certain officers of the Company to purchase shares of Common Stock as follows:

     Robert M. Stemmler................................................. 113,858
     Syed Hussain....................................................... 113,858
     Dale L. Rasmussen..................................................  56,928

   The option exercise price is $13.75 per share. The options vest at the rate of 25% annually commencing June 30, 1999. The options become exercisable upon the earlier of (i) June 5, 2003 and (ii) the sale by Questor of 50% or more of the shares of Common Stock owned by it as of June 5, 1998 (including 614,250 shares of Common Stock into which the Company's 1993 Series 1 Preferred Stock owned by Questor was then convertible). The options will not be exercisable after December 31, 2003, and any option that is not vested upon termination of the full-time employment of the option holder with the Company (other than because of death or disability) will terminate.

Comparative Stock Performance

   The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Stock Index over the same period (assuming the investment of $100 and reinvestment of all dividends).




                        [PERFORMANCE GRAPH APPEARS HERE]

                               Value at April 30

                                                                                     Nasdaq
       Value at                                                                     Trucking
       April 30             IMPCO                     Nasdaq                     Transportation
       --------             -----                     ------                     --------------
       1995                 100.0                     100.0                          100.0
       1996                  98.5                     136.8                          111.4
       1997                  91.2                     161.3                          115.2
       1998                 147.1                     221.8                          162.4
       1999                 100.0                     220.5                          121.0
       2000                 238.2                     357.1                          140.7


   The foregoing report of the Compensation Committee of the Board of Directors on executive compensation and the performance graph that appears immediately above shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, or incorporated by reference in any document so filed.

                                  PROPOSAL II

                  APPROVAL OF 2000 INCENTIVE STOCK OPTION PLAN

   The Board of Directors adopted the 2000 Incentive Stock Option Plan (the "Plan") subject to stockholder approval. It is similar to the Company's 1989 and 1996 Incentive Stock Option Plans and was adopted because of the small number of options remaining available for grant under the prior plans. The Board of Directors believes that use of stock options is desirable as an effective means of securing to the Company and its stockholders the advantages of the incentive inherent in stock ownership by participating employees, whose judgment, initiative and efforts are important to the Company for the successful conduct of its business. Stockholder approval of the Plan will enable the Company to continue incentive stock option programs for employees of the Company and provide the flexibility to make stock-based incentive compensation awards.

   The Plan is set forth in full as Appendix A to this Proxy Statement and reference is made thereto for a complete statement of its terms and provisions. The principal features of the Plan are discussed below.

Description of the Plan

   The Plan is administered by the Board of Directors, which has the authority to appoint a Stock Option Committee consisting of three directors and delegate administration to the Committee. It determines the employees to be granted options and the amount of stock options to be awarded to employees. Employees, including officers, of the Company and its subsidiaries are eligible to receive options. As of July 31, 2000, the Company had approximately 600 employees. The total number of shares of Common Stock which may be issued pursuant to options under the Plan is 500,000. When an option expires or terminates for any reason, the number of unexercised or forfeited shares subject to the option may again become available for grant under the Plan.

   The Plan provides for options which qualify as "incentive stock options" as defined under the Internal Revenue Code. The option price must be at least equal to the fair market value of the Company's Common Stock on the date of grant. Options are not assignable except by will or the laws of decent and distribution. Normally, Options vest and are exercisable cumulatively (i) as to 40% of the total number of shares initially subject to the option, 24 months following the date of grant of such option, and (ii) as to 20% of the total number of shares initially subject the option, once during each 12-month period thereafter, so that 60 months following the date of grant such options are fully vested and exercisable. An optionee may exercise an option only while an employee of the Company or one of its subsidiaries, or within three months following the termination of such employment. If an optionee becomes disabled or dies while in the employ of the Company or a subsidiary, the option may be exercised within one year of the optionee's death or termination due to disability. If an optionee retires at age 62 or older and was continuously employed for five years preceding retirement, any unvested options immediately vest upon retirement and must be exercised within three months following the date of retirement. In no event may an option be exercised more than ten years after the date of grant. The option price may be paid in cash or by the surrender of shares of the Company's Common Stock owned by the employee exercising the option and having a fair market value on the date of exercise equal to the option price, or in any combination of cash and shares equal to the option price.

   The Plan does not limit the aggregate number of shares which may be optioned to any one employee or in any single year. However, the maximum value of grants that vest in a calendar year is limited to $100,000 for each employee. The Plan provides for appropriate adjustment of the number of shares available for issuance under the Plan, including the number of shares subject to outstanding options and the purchase price thereof, in the event of reorganizations, stock splits, combinations of shares, stock dividends or other recapitalizations of the Company.

   The Plan will terminate on August 17, 2010. The Board of Directors may at any time amend, suspend or discontinue the Plan, except that no amendment may be made without the approval of the stockholders which would increase the number of shares subject to the Plan, materially change the designation of the class of employees eligible to receive options, remove the administration of the Plan from the Board of Directors or the Stock Option Committee or materially increase the benefits accruing to participants under the Plan.

Federal Income Tax Effects

   An optionee realizes no taxable income upon either a grant or the exercise of the option. If the optionee disposes of stock acquired upon exercise of the option within two years from the date of grant or within one year from the date of exercise (disqualifying disposition), the difference between the option price and the fair market value on the date of exercise (not to exceed the gain recognized on the sale) will be taxed at ordinary income rates and any gain in excess of such amount will be a long-term or short-term capital gain, depending on the length of time the stock was held by the optionee. If the optionee sells the stock acquired upon exercise of the option more than one year after the date of exercise and more than two years after the date of grant, the difference between the option price and the sales price will be taxed as long-term capital gain or loss. The spread between the option price and the fair market value of the stock on the date of exercise will be classified as an item of tax preference for purposes of computing the alternative minimum tax.

   The Company has no tax deduction with respect to the grant or exercise of an option or the sale of stock acquired pursuant to an option under the Plan, except to the extent that an employee recognizes ordinary income upon a disqualifying disposition of such stock.

   The Board of Directors recommends a vote "FOR" approval of the 2000 Incentive Stock Option Plan


                                 PROPOSAL III

  APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 100,000,000 SHARES

   On August 17, 2000, the Board of Directors approved, subject to the approval of a majority of the holders of the outstanding shares of Common Stock, the filing of a Certificate of Amendment to the Company's Certificate of Incorporation to increase the number of the Company's authorized shares of Common Stock by 75,000,000, from 25,000,000 to 100,000,000 shares. No change is to be made to the authorized number of shares of the Company's preferred stock.

   If the amendment is approved, the Company will have 100,000,000 shares of Common Stock authorized, $.001 par value. The increase in the number of authorized shares of Common Stock will not effect the relative rights or privileges of the holders of currently outstanding Common Stock.

   The Board of Directors believes that it is desirable to increase the number of authorized shares of Common Stock to have the ability to issue such additional shares from time to time to provide flexibility in addressing the financing needs of the Company and for general corporate purposes.

   The Board of Directors recommends a vote "FOR" amending the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000 shares.

                                  PROPOSAL IV

           RATIFICATION OF APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP has audited the Company's financial statements for the fiscal years ended April 30, 1988 through 2000.

   The Board of Directors has approved Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending April 30, 2001. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the approval of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Ernst & Young LLP by a majority vote, the approval of independent public accountants will be considered by the Board of Directors, although the Board of Directors would not be required to approve different independent public accountants for the Company. The Board of Directors retains the power to approve another firm as independent public accountants for the Company to replace a firm whose approval was ratified by the stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

   The Board of Directors has approved the appointment of Ernst & Young LLP as independent public accountants for the Company for Fiscal Year 2001 and recommends a vote "FOR" ratification of such appointment.

                           PROPOSALS OF STOCKHOLDERS

   Stockholders who may wish to present proposals for inclusion in the Company's proxy materials in connection with the 2001 Annual Meeting of Stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one not later than 70 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposed is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                               OTHER INFORMATION

   The 2000 Annual Report of the Company for the fiscal year ended April 30, 2000 is enclosed with this Proxy Statement. Stockholders who did not receive a copy of the 2000 Annual Report with their Proxy Statement may obtain a copy by writing to or calling Dale L. Rasmussen, Secretary, IMPCO Technologies, Inc., 708 Industry Drive, Seattle, Washington 98188; telephone number (206) 575-1594.

                                 OTHER BUSINESS

   As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the stockholders should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Dale L. Rasmussen
                                          Secretary

Cerritos, California
September 19, 2000

                                   APPENDIX A

                            IMPCO TECHNOLOGIES, INC.

                        2000 INCENTIVE STOCK OPTION PLAN

   Purpose of the Plan. The purpose of this Incentive Stock Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company and to promote the success of the Company's business. It is intended that options issued pursuant to this Incentive Stock Option Plan constitute "incentive stock options" within the meaning of Section 422 of the Code.

   1. Definitions. As used herein, the following definitions shall apply:

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the Company's common stock, par value $.001 per share.

     "Company" means IMPCO Technologies, Inc., a Delaware corporation.

     "Committee" means the Committee appointed by the Board in accordance with Section 3(a) of the Plan.

     "Employee" means any person employed by the Company or any Subsidiary of the Company which now exists or is hereafter organized or is acquired by the Company.

     "Option" means a stock option granted pursuant to the Plan.

     "Optionee" means a person who holds an Option.

     "Plan" means this 2000 Incentive Stock Option Plan.

     "Subsidiary" means a corporation of which more than 50% of the voting shares are held directly by the Company or directly and indirectly by the Company and one or more Subsidiaries, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

   2. Stock Subject to the Plan. Subject to Section 10, the maximum number of shares which may be optioned and sold under the Plan is 500,000 shares of Common Stock.

   If an Option should expire or become unexercisable in whole or in part for any reason, the remaining shares of Common Stock which were subject to the Option shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

   3. Administration of the Plan.

   (a) Procedure. The Plan shall be administered by the Board or, as determined by the Board, a Committee appointed by the Board. The Committee shall consist of not less than three members of the Board and shall administer the Plan subject to such terms and conditions as the Board may prescribe. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine.

   Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of Options to him.

   As used in the Plan and in any Option, the term "Board" shall refer to the Board, or the Committee if a Committee has been appointed.

   (b) Powers of the Board/Committee. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which price shall in no event be less than the fair market value per share of Common Stock on the date of grant of the Option, or 110% of such fair market value in the case of any Option granted to an Employee who, immediately before the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of its parent or Subsidiaries;
(iii) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) except as otherwise provided in this Plan, to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (vii) to accelerate the vesting or exercise date of any Option; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option granted by the Board; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

   All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option. If the Board has appointed a Committee, the actions of the Committee shall be reported to the Board.

   4. Eligibility. Options may be granted only to Employees. An Employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

   No Option may be granted to an Optionee under the Plan if, as the result of such grant, the aggregate fair market value (determined as of the time each Option is granted) of the shares of Common Stock for which such Optionee has been granted options which are exercisable for the first time by such Optionee during any calendar year (under all incentive stock option plans of the Company) would exceed $100,000.

   The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment at any time.

   5. Term of Plan. Subject to Section 16, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the effective date unless sooner terminated under Section 12.

   6. Term of Option. Except as otherwise provided in Sections 8 and 10, the term of each Option shall be for ten (10) years from the date of grant thereof unless otherwise determined by the Board when granting an Option and set forth in an Optionee's option agreement, except that the term of each Option granted to an employee who, immediately before such Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of its parent or Subsidiaries shall be for not more than five (5) years from the date of grant thereof. Subject to the foregoing, the term of each Option shall be determined by the Board.

   7. Option Price and Consideration.

   (a) The price for the shares of Common Stock to be issued pursuant to an Option shall be such price as is determined by the Board, but shall in no event be less than the fair market value per share of the Common Stock on the date of grant of the Option. In the case of an Option granted to an Employee who, immediately before the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of its parent or Subsidiaries, the price shall be not less than 110% of the fair market value per share of such Common Stock. The fair market value shall be determined by the Board in its discretion; provided, that if there is a public market for the Common Stock, the fair market value shall be (i) the closing sale price as of the date of grant on the Nasdaq National Market or, if the Common Stock is traded on a stock exchange, the closing sale price as of the date of grant on the principal stock exchange on which such stock is traded, and (ii) the mean of the reported closing bid and ask prices for the Common Stock as of the date of grant if the Common Stock is not traded as provided in clause (i).

   (b) The consideration to be paid for the Common Stock to be issued upon exercise of an Option, and the method of payment, shall be determined by the Board and may consist of cash or any other consideration and method of payment for the issuance of common stock which is permitted under the Delaware Corporation Law and complies with other applicable laws and regulations (including but not limited to, applicable federal tax and federal and state securities laws and regulations).

   8. Vesting and Exercise of Options.

   (a) Vesting and Exercise of Options While an Employee. Unless otherwise determined by the Board when granting an Option and set forth in an Optionee's option agreement, each Option held by an Optionee shall vest and shall be exercisable at any time so long as such Optionee continues to be an Employee, cumulatively, (i) as to forty percent (40%) of the total number of shares subject to such Option, twenty-four (24) months following the date of grant of such Option, and (ii) as to twenty percent (20%) of the total number of shares subject to such Option, once during each twelve (12) month period commencing on the third and each subsequent anniversary date of the grant of such Option, so that sixty (60) months following the date of the grant of each Option one hundred percent (100%) of the shares subject to such Option may be purchased by exercise of the Option.

   (b) Vesting of Options Upon Retirement. Unless otherwise determined by the Board when granting an Option and set forth in an Optionee's option agreement, all Options held by an Optionee who retires at age 62 or older and was continuously an Employee for five (5) years immediately preceding retirement which are not vested as provided in Section 8(a) shall immediately vest upon such Optionee's retirement and be exercisable as provided in Section 8(c).

   (c) Exercise of Options Following Termination of Status as an
Employee. Following termination of employment as an Employee, an Optionee may exercise an Option to the extent that he or she was entitled to exercise the Option at the date of such termination as provided in Section 8(a) and (b) as follows:

      (i) Except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code), within thirty (30) days following the date of termination of employment, except that the Board may extend the period for such exercise up to a period not exceeding three (3) months following the date of termination;

      (ii) If an Optionee dies while an Employee, the period of time within which the Board may permit exercise of Options after the date of death may be up to one (1) year, and such Options may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of an Optionee; and

      (iii) If an Optionee becomes disabled while an Employee, the period of time within which the Board may permit exercise of Options after the date of termination as an Employee of the Company may be up to one (1) year.

   Options which are not vested as provided in Section 8(a) and (b) or which are vested but not exercised as required by Section 8(c) shall terminate.

   (d) Special Limitation on Exercise. Notwithstanding Sections 8(a) and (b), in no event shall an Option be exercisable if such Option, together with all other incentive stock options under this or any other incentive stock option plan which are exercisable for the first time during any calendar year, are for the purchase of
Common Stock with an aggregate fair market value (determined as of the date of grant of each such option) in excess of $100,000.

   (e) Procedure for Exercise; Rights as Stockholder. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. An Option may not be exercised for a fraction of a share of Common Stock.

   Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares of Common Stock, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Common Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10.

   Exercise of an Option shall result in a decrease in the number of shares of Common Stock which thereafter may be available, both for purposes of the Plan and for purchase under the Option, by the number of shares of Common Stock as to which the Option is exercised.

   9. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

   10. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock affected without receipt of consideration by the Company; provided, that conversion of any convertible securities of the Company shall not be deemed to have been "affected without receipt of consideration." Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

   In the event of (i) the dissolution or liquidation of the Company, (ii) the sale of substantially all of the assets of the Company, or (iii) the merger, consolidation or other reorganization of the Company with or into another corporation, the Options will terminate unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board or may give all or certain Optionees the right to exercise their Options as to all or any part of the shares of Common Stock which are subject to such Options, including shares of Common Stock as to which Options would not otherwise be exercisable.

   In the event of a "change of control" of the Company, the Board may, in the exercise of its sole discretion, give all or certain Optionees the right to exercise their Options as to all or any part of the shares of Common Stock which are subject to such Options, including shares of Common Stock as to which Options would not otherwise be exercisable. For purposes of this paragraph, "change of control" shall mean (i) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, any person or group becomes a beneficial owner, directly or indirectly, of the Company's securities representing 50% or more of the total voting power of the Company's then outstanding securities,
(ii) the stockholders of the Company approve the dissolution or liquidation of the Company, (iii) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, whether into one or more entities, as a result of which less than 50% of the total voting power of securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company, or (iv) the stockholders or directors of the Company approve the sale of seventy-five percent (75%) or more of the Company's business and/or assets.

   No Option granted pursuant to this Plan shall be adjusted by the Board pursuant to this Section 10 in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

   The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

   11. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

   12. Amendment and Termination of the Plan.

   (a) Amendment and Termination The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding shares of the Common Stock, no such revision or amendment shall:

      (i) Increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under Section 10 of the Plan;

      (ii) materially change the designation of the class of employees eligible to be granted Options;

      (iii) remove the administration of the Plan from the Board; or

      (iv) materially increase the benefits accruing to participants under the Plan.

   (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options granted prior to such amendment or termination and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

   13. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

   14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

   Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

   15. Option Agreements. Options shall be evidenced by written option agreements in such form as the Board shall approve.

   16. Stockholder Approval. Effectiveness of the Plan shall be subject to approval within twelve (12) months following the Board of Directors' adoption of this Plan by the holders of the Company's outstanding Common Stock.

Adopted by the Board of Directors on August 17, 2000.

Approved by the stockholders on            , 2000.

                           IMPCO TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Dale L. Rasmussen and Robert M. Stemmler, and each of them, as proxies, with power of substitution, to vote for and on behalf of the undersigned all of the shares of Common Stock of IMPCO Technologies, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on October 19, 2000; and at any adjournment thereof, as follows:



                                                                 -------------
                                                                  See Reverse
                                                                     Side
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--------------------------------------------------------------------------------
                           v FOLD AND DETACH HERE v

                                                              Please mark [X]
                                                               your votes
                                                               like this
                                                                sample


                             FOR All Nominees listed    WITHHOLD AUTHORITY
                             (except as indicated to    to vote for all Nominees
                             the contrary)              as indicated

1. ELECTION OF DIRECTORS.    [_]                                [_]


INSTRUCTION--To withhold authority to vote for any Nominee, print that Nominee's name in the following space:


________________________________________________________________________________
              Douglas W. Toms                         J. David Power


                                                  FOR       AGAINST     ABSTAIN

2. For the approval of the 2000 Incentive         [_]         [_]         [_]
   Stock Option Plan.

3. For the approval of an amendment to the        [_]         [_]         [_]
   Certificate of Incorporation of the
   Company increasing the authorized Common
   Stock of the company to 100,000,000 shares.

4. For ratification of the appointment of         [_]         [_]         [_]
   Ernst & Young LLP as the Company's
   independent auditors.

5. In their direction, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD, MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR THE MATTERS DESIGNATED ON THIS PROXY CARD; IF NO SPECIFICATION IS MADE, A VOTE FOR ALL OF SAID NOMINEES AND FOR ALL SUCH MATTERS WILL BE ENTERED.

                                         I plan to attend the meeting.   [_]

                                   The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.


Signature(s) ___________________________________________  Dated __________, 2000
Please sign exactly as name appears on the proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.


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